SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2006

Santander BanCorp
(Exact Name of Registrant
as Specified in Charter)

Puerto Rico
(State or Other Jurisdiction of Incorporation)

001-15849		66-0573723
(Commission File Number)		(IRS Employer Identification No.)

207 Ponce de León Avenue
San Juan, Puerto Rico		00917
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 777-4100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

     On April 5, 2006, Santander Bancorp (the “Company”) received a letter from the New York Stock Exchange, Inc. (the “NYSE”) in respect of the Company’s delayed Report on Form 10-K for the year ended December 31, 2005, notifying the Company of the procedures described in Section 802.01E of the NYSE Listed Company Manual regarding late-filed annual reports. The letter stated that, consistent with Section 802.01E, the NYSE will monitor the Company and the status of the Company’s delayed Report on Form 10-K and if the Report on Form 10-K has not been filed within six months of its filing due date, the NYSE may in its sole discretion allow the Company’s shares to trade an additional six months. However, the NYSE may at any time commence proceedings to delist the Company’s shares. Until the Company is current with all its SEC filing requirements, its shares will be identified with an “LF” indicator on the NYSE’s consolidated tape.

     As previously disclosed, the Company has substantially completed preparation of its financial statements at and for the year ended December 31, 2005 and its restated financial statements for all periods affected by the restatement announced on March 7, 2006. Although the Company cannot be certain of the amount of time required to complete its restatement process, it continues to work actively to finalize and file its Report on Form 10-K as expeditiously as possible.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER BANCORP

Date:	April 11, 2006	By: /s/ María Calero

		Name:	María Calero
		Title:	Executive Vice President and Chief
Accounting Officer